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                           [RYDER SCOTT LETTER HEAD]



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve reports dated as of December 31, 1998, December 31, 1999, and December 31, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form 10-K to be filed with the Securities and Exchange Commission on or about March 29, 2001.




                                       /s/ RYDER SCOTT COMPANY, L.P.
                                       -----------------------------
                                           RYDER SCOTT COMPANY, L.P.


March 29, 2001
Houston, Texas